Exhibit 99.1

PRESS RELEASE

FREQUENCY ELECTRONICS APPOINTS AUDITORS FOR FISCAL YEAR 2009

Mitchel Field, NY, August 5, 2008 - Frequency Electronics, Inc. (NASDAQ- FEIM) announced today that its Audit Committee has appointed Eisner LLP, to be the Company’s auditors for the Fiscal Year ending April 30, 2009. Eisner is an independent public accounting firm with offices in New York City and Melville, Long Island. The firm is registered with the Public Companies Accounting Oversight Board (PCAOB) under the Sarbanes-Oxley Act of 2002. The firm was founded in 1963 and is a member of the SEC and Private Companies Practices Section of the American Institute of Certified Public Accountants (AICPA). Eisner is a member of the Baker Tilly International accounting association, the 8th largest accounting network in the world.

Eisner will audit FEI’s financial statements, perform interim reviews, and support the additional requirements of the Sarbanes-Oxley Act on a cost-effective basis. Eisner is a highly-regarded regional CPA firm with strong international associations to service FEI’s foreign subsidiaries and affiliates. FEI has enjoyed a satisfactory relationship with its former auditors, Holtz Rubenstein Reminick, and expects to continue to engage them for associated services as may be required.

About Frequency Electronics
Frequency Electronics, Inc. is a world leader in the design, development and manufacture of high precision timing, frequency control and synchronization products for space and terrestrial applications. Frequency’s products are used in commercial, government and military systems, including satellite payloads, missiles, UAVs, aircraft, GPS, secure radios, SCADA, energy exploration and wireline and wireless communication networks. Frequency has received over 60 awards of excellence for achievements in providing high performance electronic assemblies for over 120 space programs. The Company invests significant resources in research and development and strategic acquisitions world-wide to expand its capabilities and markets. Subsidiaries and Affiliates: Gillam-FEI provides expertise in wireline network synchronization and SCADA; FEI-Zyfer provides GPS and secure timing ("SAASM") capabilities for critical military and commercial applications; FEI-Asia provides cost effective manufacturing and distribution capabilities in a high growth market. Frequency's Morion affiliate supplies high-quality, cost effective quartz oscillators and components. Elcom Technologies provides added resources for state-of-the-art RF microwave products. Additional information is available on the Company’s website: www.frequencyelectronics.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The Statements in this press release regarding the future constitute "forward-looking" statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, inability to integrate operations and personnel, actions by significant customers or competitors, general domestic and international economic conditions, consumer spending trends, reliance on key customers, continued acceptance of the Company's products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, competitive developments, changes in manufacturing and transportation costs, the availability of capital, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact information: Alan Miller, CFO, or General Joseph P. Franklin, Chairman:
TELEPHONE:	(516) 794-4500	WEBSITE:
www.frequencyelectronics.com